POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2026, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo David DiPetrillo President (Principal Executive Officer)	March 12, 2026
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 2, 2026
/s/ Joseph S. DiMartino Joseph S. DiMartino Chairman of the Board	March 2, 2026

/s/ Francine J. Bovich Francine J. Bovich Board Member	March 2, 2026
/s/ J. Charles Cardona J. Charles Cardona Board Member	March 2, 2026
/s/ Andrew J. Donohue Andrew J. Donohue Board Member	March 2, 2026
/s/ Isabel P. Dunst Isabel P. Dunst Board Member	March 6, 2026
/s/ Nathan Leventhal Nathan Leventhal Board Member	March 2, 2026
/s/ Robin A. Melvin Robin A. Melvin Board Member	March 2, 2026
/s/ Roslyn M. Watson Roslyn M. Watson Board Member	March 6, 2026
/s/ Benaree Pratt Wiley Benaree Pratt Wiley Board Member	March 2, 2026

ATTACHMENT A

Dreyfus Government Cash Management Funds

-Dreyfus Government Cash Management

-Dreyfus Government Securities Cash Management

Dreyfus Treasury Obligations Cash Management

Dreyfus Treasury Securities Cash Management

Dreyfus Institutional Liquidity Funds

-Dreyfus Treasury and Agency Liquidity Money Market Fund

-BNY Dreyfus Stablecoin Reserves Fund

Dreyfus Institutional Preferred Money Market Funds

-Dreyfus Institutional Preferred Government Plus Money Market Fund

Dreyfus Institutional Reserves Funds

-Dreyfus Institutional Preferred Government Money Market Fund

-Dreyfus Institutional Preferred Treasury Obligations Fund

CitizensSelect Funds

-Dreyfus Institutional Preferred Treasury Securities Money Market Fund

BNY Mellon Investment Funds VII, Inc.

-BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios

-MidCap Stock Portfolio

-Small Cap Stock Index Portfolio

-Technology Growth Portfolio

BNY Mellon Municipal Bond Infrastructure Fund, Inc.

BNY Mellon Opportunity Funds

-BNY Mellon Natural Resources Fund

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.